                                                                   EXHIBIT 99.1

                       STOCKHOLDERS AGREEMENT

     This is an agreement dated the 21 day of November, 1985 by and among Tennessee Restaurant Company, a Delaware corporation ("TRC"), Holiday Inns, Inc., a Tennessee corporation ("HI"), Bass Investment Limited Partnership, a Texas limited partnership ("Bass"), Donald N. Smith ("Smith"), Leon Irons ("Irons"), and John P. Lambert ("Lambert"). HI, Bass, Smith, Irons, Lambert and any other person who holds any capital stock of TRC subject to this Agreement are hereinafter referred to together as "Stockholders."

     TRC has the authority to issue One Million (1,000,000) shares of common stock, $.01 par value per share (the "Common Stock"), of which Fifty Eight Thousand Two Hundred (58,200) shares are on the date hereof issued and outstanding. All of the issued and outstanding Common Stock is held among the Stockholders on the date hereof as follows:

               Name                  Number of Shares
               ----                  ----------------
               HI                         46,020

               Bass                        5,820

               Smith                       5,820

               Irons                         270

               Lambert                       270

     For good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto agree as follows:


                                  SECTION 1

          TERM OF AGREEMENT; APPLICATION; CERTAIN DEFINITIONS; ETC.

SECTION 1.1.   THREE STAGES OF APPLICATION.

     This Agreement contains agreements concerning the governance of TRC and each TRC Subsidiary and the ownership of shares of the Common Stock during three possible stages. The three stages are:

          (i) Stage One - the period of time beginning the date hereof and continuing until the earlier to commence of Stage Two or Stage Three;

         (ii) Stage Two - in the event the Primary Option is exercised, the period of time beginning the closing under the Primary Option and continuing until the termination of this Agreement; and

        (iii) Stage Three - the period of time beginning on the date the Primary Option expires without being exercised and continuing until the termination of this Agreement.

SECTION 1.2.   TERM OF AGREEMENT.

     (a) The provisions of Section 2 shall remain in effect until November 20, 1995.


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

     (b) The provisions of Section 3 shall remain in effect until November 20, 1989.

     (c) The provisions of Section 4 and of the remainder of this Agreement shall remain in effect until terminated by their own terms, by mutual written agreement of all parties hereto, by amendment of this Agreement pursuant to the terms hereof, or until such earlier time as may be required by the Rule Against Perpetuities.

SECTION 1.3  CERTAIN DEFINITIONS.

     For for purposes of this Agreement, the following terms shall have tthe following meanings:
     (a) "Class B Stock" shall mean (i) the 5,820 shares of Common Stock originally held by Bass, (ii) any shares of Common Stock from time to time issued or exchanged in respect thereof in connection with a stock dividend, stock split or corporate reorganization or otherwise, and (iii) any stock into which such Common Stock may from time to time be changed, in any such case whether held by Bass or any of its transferees or assigns.

     (b) "Class H Stock" shall mean (i) the 46,020 shares of Common Stock originally held by HI, (ii) any shares of Common Stock from time to time issued or exchanged in respect thereof in connection with a stock dividend, stock split or corporate reorganization or otherwise, and (iii) any stock into which such Common Stock may from time to time be changed, in any such case whether held by HI or any of its transferees or assigns.

     (c) "Class S Stock" shall mean (i) the 5,820 shares of Common Stock originally held by Smith, (ii) any shares of Common Stock from time to time issued or exchanged in respect thereof in connection with a stock dividend, stock split or corporate reorganization or otherwise, and (iii) any stock into which such Common Stock may from time to time be changed, in any such case whether held by Smith or any of his heirs, transferees or assigns.

     (d)  "Commission", as defined in Section 7.1(a).

     (e)  "Employment Shares", as defined in Section 8.14.

     (f) "Fair Market Value" of Common Stock, unless otherwise qualified herein, shall mean the price in terms of a cash transaction at which the Common Stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, assuming that TRC is a going concern and taking into consideration the rights and obligations associated with the shares of Common Stock being valued (including without limitation the rights and obligations under this Agreement such as the right of the holder of such shares to benefit from the exercise of the Primary Option and the rights and obligations of the holder of such shares under the governance provisions referred to in Section 2 of this Agreement), but disregarding any "control premium" or other premium or discount associated with the status of the holder of such shares as a majority or minority stockholder of TRC. Whenever the terms of this Agreement shall require the determination of the Fair Market Value of Common Stock, the Fair Market Value shall be determined in accordance with the following procedures:

          (i) Each person having an interest as a buyer or seller in the shares to be valued ("Interested Party") shall select a representative who shall, within ten (10) days of deliverance of notice of the event giving rise to the need to determine the Fair Market Value (the "Notice Date"), meet with the representatives of the other Interested Parties for the purpose of attempting to reach an accord on the Fair Market Value of the Common Stock then being valued.

          (ii) In the event such representatives cannot agree as to the Fair Market Value, then within thirty (30) days after the Notice Date, the Interested Parties shall agree on one investment banker who will be charged with determining as promptly as possible the Fair Market Value of the Common Stock then being valued.

          (iii) If the Interested Parties are unable to agree on an investment banker within such thirty (30) day period, then each Interested Party shall designate in writing one investment banker within forty-five (45) days of the Notice

     Date. Such investment bankers shall determine and agree upon a Fair Market Value of the Common Stock as promptly as possible.

          (iv) In the event such investment bankers are unable to agree upon the Fair Market Value within thirty (30) days of their appointment, then such investment bankers shall select one or two additional investment bankers (whichever number of additional investment bankers is necessary to result in an odd number of investment bankers participating in the determination) within ten (10) days of the expiration of such thirty (30) day period (or earlier if such original investment bankers deem such earlier action to be appropriate). Such original investment bankers and such additional investment banker(s) shall determine its or their opinion(s) of the Fair Market Value of the Common Stock as promptly as possible. The highest and lowest valuations shall then be disregarded until there is but one determined value remaining, which shall constitute the Fair Market Value.

          (v) In the event any Interested Party fails to designate its investment banker representative within the time periods provided above, then the investment banker(s) designated by the other Interested Party(s) shall serve as the only investment banker(s) for purposes of the determination of Fair Market Value.

     (vi) Whenever the Fair Market Value of Common Stock is determined pursuant to this Agreement, each Interested Party shall bear the expense of the participation of the investment banker selected by it, and all Interested Parties shall share equally the expense of the participation of the independent investment banker(s), if any, selected by the original investment bankers, or a single investment banker if only one is chosen. Notwithstanding the above, if any Interested Party pursuant to this Agreement shall elect not to go forward with a transaction with respect to which the Fair Market Value of Common Stock was determined, then the Interested Party so electing shall bear the entire expense of the determination of Fair Market Value in connection therewith, together with reasonable expenses incurred by the other Interested Parties in connection with the abandoned transaction.

     (vii) Whenever the purchase price of Common Stock under this Agreement is the Fair Market Value of such stock as of a certain date (other than with respect to the Stage Three Smith Put Option or the Stage Three Bass Put Option), the purchase price shall bear interest from such date until paid at the rate of interest announced from time to time by Citibank, N.A., New York, New York, as being its prime or base rate of interest. Such interest will be payable on the date such purchase price is payable.

     (g) "First Refusal Option Committee", as defined in Section 5.3(b).

     (h) "FMV Shares", as defined in Section 8.14.

     (i) "Indemnitee", as defined in Section 7.4.

     (j) "Indemnifying Party", as defined in Section 7.4.

     (k) "Interested Party", as defined in Section 1.3(f)(i).

     (l) "Involuntary Termination of Employment" of Smith shall mean (i) Smith's death, (ii) Smith's Permanent Disability, (iii) Smith's firing, removal or other termination by TRC or Perkins Restaurants, Inc. ("Perkins") as chairman or chief executive officer of TRC or Perkins, without Smith's consent, (iv) the material reduction, without Smith's consent, of Smith's total compensation package, including benefits, or (v) the material reduction, without Smith's consent, of Smith's responsibilities, functions, duties, or authority from those typically associated with or enjoyed by a chief executive officer of a major restaurant chain.

     (m) "Notice Date", as defined in Sections 1.3(f)(i), 4.1(c), 4.2(c), 4.3(c), 4.4(a) and 4.5(a).

     (n) "Option Stockholders", as defined in Section 6.1.

     (o) "Permanent Disability" of Smith shall mean Smith's inability, by reason of physical or mental injury, illness or condition, to perform his responsibilities or authority as chief executive officer of TRC or any TRC Subsidiary for a period of at least one hundred fifty (150) consecutive days. The determination of whether Smith suffers a Permanent Disability shall be made by the TRC Board acting promptly, reasonably and in good faith. The date of Smith's Permanent Disability for purposes of this Agreement shall be the date of such determination by the TRC Board.

     (p)  "Primary Option", as defined in Section 3.1.

     (q)  "Primary Option Committee", as defined in Section 3.7.

     (r)  "Primary Option Price", as defined in Section 3.2.

     (s)  "Primary Option Public Offering", as defined in Section 3.9.

     (t)  "Primary Option Shares", as defined in Section 3.1.

     (u)  "Proxy Shares", as defined in Section 2.4.

     (v)  "Public Offering", as defined in Section 7.1(a).

     (w)  "Registration Shares", as defined in Section 7.1(a).

     (x)  "Registration Statement", as defined in Section 7.1(a).

     (y)  "Second Offer", as defined in Section 6.3(c).

     (z)  "Second Offeree", as defined in Section 6.3(c).

     (aa) "Securities Act", as defined in Section 7.1(a).

     (bb) "Selling Stockholder", as defined in Section 7.3.

     (cc) "Stage One Bass Put Option", as defined in Section 4.3(a).

     (dd) "Stage One Smith Call Option", as defined in Section 4.2(a).

     (ee) "Stage One Smith Call Option Committee", as defined in Section
4.2(f).

     (ff) "Stage One Smith Put Option", as defined in Section 4.1(a).

     (gg) "Stage Three Bass Put Option", as defined in Section 4.5(a).

     (hh) "Stage Three Bass Put Option Sale", as defined in Section 4.5(c).

     (ii) "Stage Three Bass Waiting Period", as defined in Section 4.5(a)

     (jj) "Stage Three Smith Put Option", as defined in Section 4.4(a).

     (kk) "Stage Three Smith Put Option Sale", as defined in Section 4.4(c).

     (ll) "Stage Three Smith Waiting Period", as defined in Section 4.4(a).

     (mm) "Stockholder Employment Agreements" as defined in Section 8.14.

     (nn) "TRC Board" shall mean the board of directors of TRC.

     (oo) "TRC Subsidiary" shall mean each corporation in which TRC beneficially owns capital stock possessing more than fifty (50) percent of the voting power with respect to the election of directors. The parties hereby acknowledge that as of the date hereof neither Xian Foods Corporation, Cookie Factory of America, Inc., nor The French Baker, Inc. is a TRC Subsidiary.

     (pp) "TRC Subsidiary Board" shall mean the board of directors of any TRC Subsidiary.

     (qq) "Transferring Stockholder", as defined in Sections 5.1(b) and (c).

     (rr) "Two Year Restriction Period", as defined in Section 5.1(a).

     (ss) "Underwriter", as defined in Section 7.1(a).

     (tt) "Voluntary Termination of Employment" of Smith shall mean (i) Smith's willful resignation, quitting, abandonment or termination of his services as chief executive officer of TRC, or (ii) Smith's material disregard of his duties and responsibilities as chief executive officer of TRC, which in either case is not the result of, and not under circumstances contemplated by, Section 1.3(l) above.

                                SECTION 2

                               GOVERNANCE

SECTION 2.1. MEMBERSHIP ON BOARDS OF DIRECTORS.

     (a) At all times that the provisions of this Section 2 are in effect, TRC and each of the Stockholders shall take all actions necessary to cause the TRC Board and each TRC Subsidiary Board to consist of the following:

         (i) Throughout Stages One and Two - three directors of whom one shall be designated by the holder(s) of the Class H Stock, one shall be designated by the holders(s) of the Class B Stock, and one shall be designated by the holder(s) of the Class S Stock; provided, however, that for such time as Smith is a holder of Class S Stock and is able to serve as a director, the third director shall be Smith.

        (ii) Throughout Stage Three - three directors all of whom shall be designated by the holder(s) of the Class H Stock.

     Notwithstanding the above, (x) if the Notice Date of the Stage One Smith Put Option, the Stage One Smith Call Option, or the Stage One Bass Put Option occurs, or (y) if during Stage One or Stage Two all of the Common Stock of either Bass or Smith is purchased by TRC (or proportionately by the other Stockholders as provided herein), or (z) after Smith's Involuntary Termination of Employment but before the Stage One Smith Call Option becomes exercisable TRC delivers to Smith a written commitment to exercise the Stage One Smith Call Option in the event the Stage One Smith Put Option is not exercised and closed (subject to the last sentence of Section 4.2(d) hereof), then upon the occurrance of any such event described in (x), (y) or (z) above, TRC and the remaining Stockholders immediately shall take all actions necessary (including without limitation obtaining director resignations, if necessary) to permit the holder(s) of the Class H Stock to designate two of the three directors on the TRC Board and each TRC Subsidiary Board and to permit the holder(s) of the Class B Stock or the holder(s) of the Class S Stock (whichever class of Common Stock is not being sold pursuant to such put or call option or otherwise as set forth above) to designate the third such director; provided, however, if pursuant to the terms of this Agreement the Stage One Smith Put Option, the Stage One Smith Call Option, or the Stage One Bass Put Option, as the case may be, is not closed, then TRC and the Stockholders immediately shall take all actions necessary to permit the holder(s) of the Class H Stock, the holder(s) of the Class S Stock and the holder(s) of the Class B Stock each to designate one of the three directors on the TRC Board and each TRC Subsidiary Board during Stages One and Two.

     (b) On the date hereof the TRC Board and each of the TRC Subsidiary Boards consist of the following persons:

          Richard J. Goeglein (Class H Stock designee)
          Peter M. Joost (Class B Stock designee)
          Donald N. Smith (Class S Stock designee).

     (c) If at the time of notice of any meeting of stockholders of TRC or any TRC Subsidiary to be convened for the purpose, in whole or in part, of electing one or more members of the TRC Board or the TRC Subsidiary Board, as the case may be, a director designated by the holder(s) of the Class H Stock, the holder(s) of the Class B Stock, or the holder(s) of the Class S Stock shall have resigned or otherwise ceased to be a director, then at least ten (10) days prior to such meeting the holder(s) of the Class H Stock, the holder(s) of the Class B Stock, or the holder(s) of the Class S Stock, as the case may be, shall provide TRC (or the TRC Subsidiary if appropriate) with the name of the designee to fill any vacancy formerly held by the director such holder(s) had designated. If all members of the TRC Board or the TRC Subsidiary Board, as the case may be, are to be elected at such meeting, then at least ten (10) days prior to such meeting the holder(s) of the Class H Stock, the holder(s) of the Class B Stock, and the holder(s) of the Class S Stock shall provide TRC (or the TRC Subsidiary, as the case may be) with the name of its or their designee to serve on the applicable board of directors upon election at such meeting. If the holder(s) of the Class H Stock, the holder(s) of the Class B Stock, or the holder(s) of the Class S Stock do not provide TRC (or the TRC Subsidiary, as the case may be) with the name of its or their designee, the designee of such holder(s) will be deemed to be the individual who was most recently designated by such holder(s). In any case, TRC and each of the Stockholders shall take all actions necessary to cause the election of the various designees as members of the appropriate board of directors.

     (d) If at any time the person(s) designating any director shall request either (1) the removal of such director, or (2) the election of a new designee to fill a vacancy created by the departure of such director, TRC and each Stockholder shall take all actions necessary to cause the immediate removal of such designee, if requested, and the election of such new designee to the appropriate board of directors.

SECTION 2.2.  SPECIAL AGREEMENT OF TRC REGARDING TRC SUBSIDIARIES.

     Subject to the laws of the jurisdiction in which any TRC Subsidiary is incorporated, TRC agrees to vote its shares of common stock of each TRC Subsidiary in favor of (i) the adoption of Bylaws for the TRC Subsidiary substantially identical in form and substance to the Bylaws of TRC in effect from time to time during the effectiveness of this Section 2, and (ii) the election, as chairman and chief executive officer of the TRC Subsidiary, of the person(s) from time to time holding such offices in TRC. In the event the laws of the jurisdiction of incorporation of any TRC Subsidiary would frustrate or conflict with the objectives set forth in (i) or (ii) above, TRC and the Stockholders hereby agree to take any and all actions necessary to realize, to the extent reasonable, the intent of such objectives.

SECTION 2.3. SPECIAL PROVISIONS REGARDING THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TRC.

     (a) The chairman and chief executive officer of TRC shall be elected by the stockholders of TRC and may be removed from office by the stockholders of TRC at any time, with or without cause. The parties hereto acknowledge that during such time as HI holds in excess of fifty (50) percent of the Common Stock, HI will by virtue of this provision have the exclusive power and authority to elect and remove the chairman and the chief executive officer of TRC from office, with or without cause. No stockholder shall have any liability to any person or entity solely by reason of exercising such authority.

     (b) In the event of Smith's Voluntary Termination of Employment or his Involuntary Termination of Employment, certain options with respect to his shares of Common Stock shall become effective as set forth in Section 4, below.

SECTION 2.4.  HI PROXIES GRANTED TO BASS AND SMITH.

     HI shall on the date hereof grant an irrevocable limited proxy to Bass and an irrevocable limited proxy to Smith, substantially in the forms attached hereto as Exhibit 2.4, to enable Bass and Smith during Stage One to vote 26,800 of HI's shares of Common Stock (the "Proxy Shares") in any matter submitted to a vote of the stockholders of TRC (OTHER THAN the election or removal of the chairman or chief executive officer of TRC) on a pro rata basis such that the number of the Proxy

Shares to be voted by Bass (rounded to the nearest whole number) shall bear to the total number of Proxy Shares the same relation as the number of shares of Common Stock owned by Bass bears to the total number of shares of Common Stock owned by both Bass and Smith, and Smith shall be entitled to vote the remainder of the Proxy Shares. No transfer by HI of the Proxy Shares shall affect the validity or effectiveness of the proxies granted hereby, and any Proxy Shares so transferred will be subject to the proxies described herein. Upon the commencement of Stage Two or Stage Three, the irrevocable limited proxies granted pursuant to this Section 2.4 shall automatically terminate and be of no further force and effect. In the event Smith ceases to be the chief executive officer of TRC prior to the commencement of Stage Two or Stage Three, the irrevocable limited proxy granted to Smith pursuant to this
Section 2.4 shall thereupon automatically terminate and be of no further force and effect. The intent of the provisions of this Section 2.4 is to provide for equal shareholder voting among Smith, HI and Bass during Stage One on all matters other than the election and removal of the chairman and chief executive officer of TRC or as otherwise provided in this Agreement.

                                   SECTION 3

                                PRIMARY OPTION

SECTION 3.1. GRANT OF PRIMARY OPTION.

     HI hereby grants to TRC an option (the "Primary Option") to purchase 40,200 shares of the Class H Stock (the "Primary Option Shares") for the price and upon the terms and conditions set forth below in this Section 3.

SECTION 3.2. PRIMARY OPTION PRICE.

     Unless otherwise provided herein, the price (the "Primary Option Price") of the Primary Option Shares upon exercise of the Primary Option shall be $32,200,000. In the event during Stage One more than fifty (50) percent of the stock or assets of Holiday Corporation is acquired in a transaction not approved by a majority of the disinterested directors of Holiday Corporation, the Primary Option Price will be discounted from the last day for exercise of the Primary Option to the date of any exercise calculated using a twelve (12) percent discount rate; provided the Primary Option is exercised within six
(6) months of the closing of such acquisition.

SECTION 3.3. TRANSFER OF PRIMARY OPTION SHARES.

     No transfer of shares of Class H Stock during Stage One shall affect the validity or effectiveness of the Primary Option or reduce HI's obligation to deliver the Primary Option Shares upon closing of the Primary Option. Any notice given to

TRC or the other Stockholders of the desire of any holder of Class H Stock to sell, transfer, pledge or otherwise encumber shares of Class H Stock pursuant to Section 5 of this Agreement or otherwise shall include an indication as to whether all or any portion of such shares constitute Primary Option Shares.

SECTION 3.4. TERM OF PRIMARY OPTION.

     The Primary Option shall expire at 12:01 A.M., Memphis, Tennessee time, on November 21, 1989. Any and all rights and obligations connected with the Primary Option shall terminate and expire if the Primary Option has not closed by 12:01 A.M., Memphis, Tennessee time, on November 21, 1989. Time is of the essence.

SECTION 3.5. EXERCISE OF PRIMARY OPTION.

     The Primary Option may be exercised at any time during the term of the Primary Option for all, but not less than all, of the Primary Option Shares, by written notice to the holder(s) of the Primary Option Shares. Subject to the limitations of Section 3.4, in the event at any time the Primary Option is exercised and fails to close within the time specified in Section 3.6, the Primary Option may again be exercised at any time during the term of the Primary Option.

SECTION 3.6. CLOSING UPON EXERCISE.

     (a) The closing of the purchase upon exercise of the Primary Option shall be held at the offices of HI in Memphis,

Tennessee thirty (30) days after notice of exercise is given, or at such other place or such other time (no later than sixty (60) days after notice of exercise) as HI and the Primary Option Committee shall select.

     (b) At such closing each holder of the Primary Option Shares shall deliver a certificate or certificates representing the Primary Option Shares duly endorsed for transfer to TRC together with full warranties of title and a written representation that such holder owns such Primary Option Shares free and clear of any liens, claims, or encumbrances except as may be created by this Agreement.

     (c) At such closing the seller(s) of the Primary Option Shares shall receive the Primary Option Price in immediately available funds.

     (d) If the Primary Option is exercised and is not closed as provided in this Section 3.6, then the holders of the Class S Stock and Class B Stock (proportionate to Common Stock ownership) shall reimburse TRC and the holders of the Class H Stock for all reasonable expenses incurred by them as a result of such exercise of the Primary Option.

SECTION 3.7. COMMITTEE.

     Simultaneously with the execution and delivery hereof, the TRC Board has by resolution established the Primary Option Committee of the TRC Board (the "Primary Option Committee") with exclusive authority to exercise the Primary Option and to take such other actions as may be required to enable TRC to consummate the purchase of the Primary Option Shares, including without limitation Significant Director Actions (as defined in the Bylaws of TRC), subject, however, to Section 3.8, below. The Primary Option Committee shall at all times consist of the director(s) of TRC other than the director(s) designated by the holder(s) of the Class H Stock or by HI. Any action taken by the Primary Option Committee shall require the unanimous vote of the members thereof. A copy of such resolution of the TRC Board is attached hereto as Exhibit 3.7.

SECTION 3.8. UNDERTAKING OF THE PARTIES.

     In accordance with the parties' contractual obligations as set forth in this Agreement, the parties agree and acknowledge that if the Primary Option is exercised (i) the holder(s) of the Primary Option Shares will be paid $32,200,000 (as adjusted pursuant to Section 3.2, above) in immediately available funds at closing; (ii) the holder(s) of the Class H Stock will immediately after the exercise of the Primary Option own at least one-third (1/3), or in the event there are no shares of Class B Stock or no shares of Class S Stock outstanding at such time, at least one-half (1/2), of the outstanding Common Stock, as reasonably adjusted to reflect the dilution of shares held by the holder(s) of the Class H Stock, the holder(s) of the

Class B Stock, or the holder(s) of the Class S Stock at the time of the exercise of the Primary Option due to (A) the issuance of shares to Lambert and Irons pursuant to their Stockholder Employment Agreements and any repurchases by TRC pursuant to such agreements or (B) the issuance of shares of capital stock pursuant to a Primary Option Public Offering made in accordance with Section 3.9, below; (iii) the Primary Option Shares, upon consummation of the Primary Option, will be retired and returned to the status of authorized but unissued shares; and (iv) TRC will immediately after the consummation of the Primary Option own the businesses and substantially all the fixed assets it owned immediately prior to the exercise of the Primary Option (except to the extent a Primary Option Public Offering involves the sale of shares of capital stock of a TRC Subsidiary). The Stockholders will take all actions reasonably requested by the Primary Option Committee to cause the Primary Option to be exercised in such a manner as to provide the holder(s) of the Class H Stock or the holder(s) of the Primary Option Shares, as the case may be, with the economic consequences contemplated by the first sentence of this Section 3.8, including without limitation, executing consents (stockholder and other) for, voting for and granting approvals (as a stockholder and otherwise) of, and otherwise approving, assisting and promoting transactions reasonably proposed by the

Primary Option Committee to exercise the Primary Option, such as mergers, liquidations, transfers of assets, and financing arrangements (including without limitation secured debt financing and a Primary Option Public Offering); provided that HI will not be required to assume or incur any additional liabilities as a result of the exercise of the Primary Option.

SECTION 3.9.  PRIMARY OPTION PUBLIC OFFERING.

     (a) At any time during the period commencing on November 21, 1988 and ending upon the commencement of Stage Two or Stage Three, the Primary Option Committee may cause TRC to file or to cause a TRC Subsidiary to file a Registration Statement (as defined in Section 7.1(a) except that for purposes of this Section 3.9 "Registration Statement" shall be deemed to include a registration statement for shares of any capital stock or other securities and not solely common stock) in connection with a Public Offering (as defined in Section 7.1(a) except that for purposes of this Section 3.9 "Public Offering" shall be deemed to include an offering of shares of any capital stock or other securities and not solely common stock) pursuant to which TRC or a TRC Subsidiary shall either (i) issue shares of capital stock (common and/or preferred) or other securities of TRC, or (ii) issue or sell shares of capital stock (common and/or preferred) or other securities of any TRC Subsidiary, in either case for an amount not in excess of $32,200,000, the proceeds of which offering shall be used exclusively (x) for the purchase of the Primary Option Shares pursuant to the exercise of the Primary Option, or (y) for the purpose of repaying indebtedness incurred during the period described above for the sole purpose of purchasing the Primary Option Shares pursuant to the exercise of the Primary Option; provided that in the case of (y) above, such Public Offering is commenced no later than thirty (30) days following the date notice of exercise of the Primary Option is delivered (the "Primary Option Public Offering"). The substance and content of any Registration Statement and any related prospectus, notification or the like filed or used in connection with the Primary Option Public Offering must be reviewed and approved by all three members of the TRC Board; provided, however, that the director(s) designated by the holder(s) of the Class H Stock shall not unreasonably withhold approval thereof. In the event of the proposed filing of such a Registration Statement, the Stockholders shall cause TRC to take all action reasonably requested by the Primary Option Committee in order to consummate the Primary Option Public Offering. No Stockholder shall have any rights under Section
7.1 of this Agreement in connection with the Primary Option Public Offering.

     (b) In the event of a Primary Option Public Offering, the indemnity set forth in Section 7.4 of this Agreement shall apply.

     (c) TRC shall pay all of the expenses in connection with the Primary Option Public Offering, if any.

     (d)  In the event a Registration Statement filed pursuant to this
Section 3.9 becomes effective, the Primary Option Committee shall give written notice of the exercise of the Primary Option (if not previously given) as promptly as possible but in no event more than ninety (90) days after the effective date of such Registration Statement, and the Primary Option shall close in accordance with Section 3.6, above.


                                  SECTION 4
              PUT AND CALL OPTIONS APPLICABLE IN CERTAIN EVENTS

SECTION 4.1.   STAGE ONE SMITH PUT OPTION.

     (a) In the event of Smith's Involuntary Termination of Employment during Stage One, then for a period of six (6) months thereafter Smith shall have one option to sell to TRC all of Smith's shares of Common Stock (but not less than all of such shares) for the purchase price and upon the terms as set forth below (the "Stage One Smith Put Option"). To exercise the Stage One Smith Put Option, Smith must give written notice to TRC of Smith's intent to exercise the option within said six (6) month period.

     (b) In the event TRC is unable, after diligent attempt to obtain financing, to purchase all of Smith's shares of Common Stock pursuant to the Stage One Smith Put Option, then Bass and HI shall, within ninety (90) days after the determination of the Fair Market Value, each purchase one-half (1/2) of such shares that TRC is unable to purchase, unless Bass has exercised the Stage One Bass Put Option, in which event HI alone shall purchase such number of shares of Smith's Common Stock that TRC is unable to purchase pursuant to the Stage One Smith Put Option. Notwithstanding the fact that HI and Bass may be purchasers of shares under the Stage One Smith Put Option, for purposes of determining the Fair Market Value, TRC and Smith shall be the only Interested Parties.

     (c) The aggregate purchase price to be paid for Smith's shares of Common Stock sold pursuant to the Stage One Smith Put Option shall be the Fair Market Value of such shares as of the end of the month immediately preceding the month in which the notice of exercise of the Stage One Smith Put Option is delivered (the "Notice Date").

     (d) At any time after the determination of the Fair Market Value of the shares subject to the Stage One Smith Put Option and prior to the closing of the Stage One Smith Put Option, Smith may elect in writing not to close the Stage One Smith Put Option. In such event, the Stage One Smith Put Option will be extinguished and there shall be no further Stage One Smith Put Option.

     (e) The closing of the purchase upon exercise of the Stage One Smith Put Option shall be held at the offices of TRC in Memphis, Tennessee thirty (30) days after the determination of the Fair Market Value, or at such other place or such other time (no later than forty-five (45) days after such determination) as TRC and Smith shall select. At such closing, Smith shall deliver a certificate or certificates representing his shares of Common Stock duly endorsed for transfer to the purchaser(s) together with full warranties of title and a written representation that Smith owns such shares free and clear of any liens, claims or encumbrances except as may be created by this Agreement. At closing, Smith shall receive the purchase price from the purchaser(s) in immediately available funds. No person other than the purchaser(s) shall have any obligation or liability to pay any portion of the purchase price under the Stage One Smith Put Option.

SECTION 4.2. STAGE ONE SMITH CALL OPTION.

     (a) In the event of Smith's Voluntary Termination of Employment during Stage One, then for a period of six (6) months thereafter (or in the event of Smith's Involuntary Termination of Employment during Stage One and the failure by Smith to exercise and close the Stage One Smith Put Option, then for a period of sixty (60) days following the expiration of six (6) months after Smith's Involuntary Termination of Employment) TRC shall have one option to buy all of the outstanding shares of Class S Stock (but not less than all of such shares) for the purchase price and upon the terms as set forth below (the "Stage One Smith Call Option"). To exercise the Stage One Smith Call Option, TRC must give written notice to the holder(s) of the Class S Stock of TRC's intent to exercise the option within the applicable option period.

     (b) In the event TRC exercises the Stage One Smith Call Option, but is unable, after diligent attempt to obtain financing (or due to an inability to take any necessary Significant Director Action), to purchase all of the Class S Stock pursuant thereto, then Bass and HI shall, within ninety (90) days after the determination of the Fair Market Value, each purchase one-half (1/2) of such number of shares of Class S Stock that TRC is unable to purchase, unless Bass has exercised the Stage One Bass Put Option or Bass elects not to purchase any Class S Stock, in which event HI alone shall purchase such number of shares of Class S Stock that TRC is unable to purchase pursuant to the Stage One Smith Call Option. Notwithstanding the fact that HI and Bass may be purchasers under the Stage One Smith Call Option, for purposes of determining the Fair Market Value, TRC and the holder(s) of the Class S Stock shall be the only Interested Parties.

     (c) The aggregate purchase price to be paid for the shares of Class S Stock sold pursuant to the Stage One Smith Call Option shall be the Fair Market Value of such shares as of the end of the month immediately preceding the month in which the notice of exercise of the Stage One Smith Call Option is delivered (the "Notice Date").

     (d) At any time after the determination of the Fair Market Value of the shares subject to the Stage One Smith Call Option and prior to the closing of the Stage One Smith Call Option, TRC may elect in writing not to close the Stage One Smith Call Option. In such event, the Stage One Smith Call Option will be extinguished and there shall be no further Stage One Smith Call Option. Also, in the event the Primary Option is consummated after the Notice Date but before the closing of the Stage One Smith Call Option, the Stage One Smith Call Option will be extinguished.

     (e) The closing of the purchase upon exercise of the Stage One Smith Call Option shall be held at the offices of TRC in Memphis, Tennessee thirty
(30) days after the determination of the Fair Market Value or at such other place or such other time (no later than forty-five (45) days after such determination) as TRC and Smith shall select. At such closing, each holder of the Class S Stock shall deliver a certificate or certificates representing his or its shares of Class S Stock duly endorsed for transfer to the purchaser(s) together with full warranties of title and a written representation that such person owns such shares free and clear of any liens, claiming or encumbrances except as may be created by this Agreement. At closing, the holder(s) of the Class S Stock shall receive the purchase price from the purchaser(s) in immediately available funds. No person other than the purchaser(s) shall have any obligation or liability to pay any portion of the purchase price under the Stage One Smith Call Option.

     (f) Simultaneously with the execution and delivery hereof, the TRC Board has by resolution established the Stage One Smith Call Option Committee of the TRC Board (the "Stage One Smith Call Option Committee") with exclusive authority to exercise the Stage One Smith Call Option and to take such other actions as may be required to consummate the purchase of shares of Class S Stock pursuant to the Stage One Smith Call Option. The Stage One Smith Call Option Committee shall at all times consist of the director(s) of TRC elected by the holder(s) of the Class H Stock. A copy of such resolution of the TRC Board is attached hereto as Exhibit 4.2.

SECTION 4.3. STAGE ONE BASS PUT OPTION.

     (a) In the event of Smith's Involuntary Termination of Employment during Stage One, other than his death or Permanent Disability and other than an Involuntary Termination of

Employment of Smith to which Bass agrees in writing, then for a period of six
(6) months thereafter, Bass shall have one option to sell to TRC all of Bass' shares of Common Stock (but not less than all of such shares) for the purchase price and upon the terms as are set forth below (the "Stage One Bass Put Option"). To exercise the Stage One Bass Put Option, Bass must give written notice to TRC of Bass' intent to exercise the option within such six
(6) month period.

     (b) In the event TRC is unable, after diligent attempt to obtain financing, to purchase all of Bass' shares of Common Stock pursuant to the Stage One Bass Put Option, then HI shall, within ninety (90) days after determination of the Fair Market Value, purchase all of Bass' shares that TRC is unable to purchase. Notwithstanding the fact that HI may be a purchaser under the Stage One Bass Put Option, for purposes of determining the Fair Market Value, TRC and Bass shall be the only Interested Parties.

     (c) The aggregate purchase price to be paid for Bass' shares of Common Stock sold pursuant to the Stage One Bass Put Option shall be the Fair Market Value of such shares as of the end of the month immediately preceding the month in which the notice of exercise of the Stage One Bass Option is delivered (the "Notice Date").

     (d) At any time after the determination of the Fair Market Value of the shares subject to the Stage One Bass Put Option and prior to the closing of the Stage One Bass Put Option, Bass may elect in writing not to close the Stage One Bass Put Option. In such event, the Stage One Bass Put Option will be extinguished and there shall be no further Stage One Bass Put Option. Also, in the event the Primary Option is consummated after the Notice Date but before the closing of the Stage One Bass Put Option, the Stage One Bass Put Option will be extinguished.

     (e) The closing of the purchase upon exercise of the Stage One Bass Put Option shall be held at the offices of TRC in Memphis, Tennessee thirty (30) days after the determination of the Fair Market Value or at such other place or such other time (no later than forty-five (45) days after such determination) as TRC and Bass shall select. At such closing, Bass shall deliver a certificate or certificates representing its shares of Common Stock duly endorsed for transfer to the purchaser(s) together with full warranties of title and a written representation that Bass owns such shares free and clear of any liens, claims or encumbrances except as may be created by this Agreement. At closing, Bass shall receive the purchase price from the purchaser(s) in immediately available funds. No person other than the purchaser(s) shall have any obligation or liability to pay any portion of the purchase price under the Stage One Bass Put Option.

SECTION 4.4.  STAGE THREE SMITH PUT OPTION.

     (a) At any time during Stage Three, Smith shall have one option to sell to TRC all of Smith's shares of Common Stock (but not less than all of such shares) for the purchase price and upon the terms as set forth below (the "Stage Three Smith Put Option"). To exercise the Stage Three Smith Put Option, Smith must give written notice to TRC of Smith's intent to exercise the option. Any such notice given prior to the commencement of Stage Three will be deemed given on the day on which Stage Three commences. The date of such notice of exercise (the "Notice Date") shall mark the beginning of a twelve-month period during which, except as noted below in Section 4.4(d), the Stage Three Smith Put Option may not be consummated (the "Stage Three Smith Waiting Period").

     (b) The aggregate purchase price to be paid for Smith's shares of Common Stock sold pursuant to the Stage Three Smith Put Option shall be the Fair Market Value of such shares as of the end of the month immediately preceding the Notice Date.

     (c) At any time during the Stage Three Smith Waiting Period, HI may contract to sell all of its shares of Common Stock and all of Smith's shares of Common Stock to any party, free and clear of the Stage Three Smith Put Option (the "Stage

Three Smith Put Option Sale"). If the purchase price per share pursuant to the Stage Three Smith Put Option Sale is equal to or greater than ninety (90) percent of the Fair Market Value per share of the shares subject to the Stage Three Smith Put Option, as determined in accordance with Section 4.4(b) above, then Smith shall be obligated to sell all of his shares of Common Stock in the Stage Three Smith Put Option Sale, and if the Stage Three Smith Put Option Sale is consummated, the Stage Three Smith Put Option will be extinguished and there shall be no further Stage Three Smith Put Option. In the event the purchase price per share pursuant to the Stage Three Smith Put Option Sale is less than ninety (90) percent of the Fair Market Value per share of the shares subject to the Stage Three Smith Put Option, as determined in accordance with Section 4.4(b) above, then Smith may, but shall not be obligated to, sell all or a portion of his shares of Common Stock pursuant to the Stage Three Smith Put Option Sale, and if the Stage Three Smith Put Option Sale is consummated, the Stage Three Smith Put Option shall be extinguished and there shall be no further Stage Three Smith Put Option. If the purchase price pursuant to the Stage Three Smith Put Option Sale consists in whole or in part of consideration other than cash, and Smith sells shares of Common Stock pursuant thereto, then, at Smith's election, TRC shall at the closing of the Stage Three Smith Put

Option Sale purchase from Smith his portion of such non-cash consideration for an amount in cash or publicly traded securities (not subject to resale restrictions applicable to Smith) equal to the then present value of Smith's portion of such non-cash consideration.

     At any time during the Stage Three Smith Waiting Period, TRC may contract to sell substantially all of its assets or to merge, consolidate or enter into any other business combination with another entity in a transaction wherein the Stockholders will receive consideration for their shares of Common Stock in a manner similar to that in a sale of stock. In such event, Smith and Bass shall cooperate fully to effect such transaction. If the consideration to be received by Smith in connection with such a transaction consists in whole or in part of consideration other than cash, then, at Smith's election, TRC shall at the closing of such transaction pay or otherwise arrange for the payment to Smith of an amount in cash or publicly traded securities (not subject to resale restrictions applicable to Smith) equal to the then present value of Smith's proportionate share of such non-cash consideration. Upon the consummation of such event during the Stage Three Smith Waiting Period, the Stage Three Smith Put Option shall be extinguished and there shall be no further Stage Three Smith Put Option.

     (d) If within the thirty (30) day period following the determination of the Fair Market Value in accordance with Section 4.4(b) above, HI has not begun actively to pursue a Stage Three Smith Put Option Sale, or TRC has not begun actively to pursue a sale of assets or business combination as described above, the closing of the purchase upon exercise of the Stage Three Smith Put Option shall be held at the offices of TRC in Memphis, Tennessee forty (40) days after the determination of the Fair Market Value in accordance with Section 4.4(b) above, or at such other place or such other time (no later than sixty (60) days after such determination) as TRC and Smith shall select. If HI or TRC, as the case may be, does not succeed within the Stage Three Smith Waiting Period in closing a Stage Three Smith Put Option Sale or a sale of assets or business combination as described above, then the closing of the purchase upon exercise of the Stage Three Smith Put Option shall be held at the offices of TRC in Memphis, Tennessee ten (10) days after the expiration of the Stage Three Smith Waiting Period, or at such other place or at such other time (no more than thirty (30) days after the expiration of the Stage Three Smith Waiting Period) as TRC and Smith shall select. At closing, Smith shall deliver a certificate or certificates representing his shares of Common Stock duly endorsed for transfer to TRC together with full warranties of title and a written representation that Smith owns such shares free and clear of any liens, claims or encumbrances except as may be created by this Agreement. At closing, Smith shall receive the purchase price from TRC in immediately available funds. No person other than TRC shall have any obligation or liability to pay any portion of the purchase price under the Stage Three Smith Put Option.

SECTION 4.5.  STAGE THREE BASS PUT OPTION.

     (a) At any time during Stage Three, Bass shall have one option to sell to TRC all of Bass' shares of Common Stock (but not less than all of such shares) for the purchase price and upon the terms as set forth below (the "Stage Three Bass Put Option"). To exercise the Stage Three Bass Put Option, Bass must give written notice to TRC of Bass' intent to exercise the option. Any such notice given prior to the commencement of Stage Three will be deemed given on the day on which Stage Three commences. The date of such notice of exercise (the "Notice Date") shall mark the beginning of a twelve-month period during which, except as noted below in Section 4.5(d), the Stage Three Bass Put Option may not be consummated (the "Stage Three Bass Waiting Period").

     (b) The aggregate purchase price to be paid for Bass' shares of Common Stock sold pursuant to the Stage Three Bass Put Option shall be the Fair Market Value of such shares as of the end of the month immediately preceding the Notice Date.

     (c) At any time during the Stage Three Bass Waiting Period, HI may contract to sell all of its shares of Common Stock and all of Bass' shares of Common Stock to any party, free and clear of the Stage Three Bass Put Option (the "Stage Three Bass Put Option Sale"). If the purchase price per share pursuant to the Stage Three Bass Put Option Sale is equal to or greater than ninety (90) percent of the Fair Market Value per share of the shares subject to the Stage Three Bass Put Option, as determined in accordance with Section 4.5(b) above, then Bass shall be obligated to sell all of its shares of Common Stock in the Stage Three Bass Put Option Sale, and if the Stage Three Bass Put Option Sale is consummated, the Stage Three Bass Put Option will be extinguished and there shall be no further Stage Three Bass Put Option. In the event the purchase price per share pursuant to the Stage Three Bass Put Option Sale is less than ninety (90) percent of the Fair Market Value per share of the shares subject to the Stage Three Bass Put Option, as determined in accordance with Section 4.5(b) above, then Bass may, but shall not be obligated to, sell all or a portion of its shares of Common Stock pursuant to the Stage Three Bass Put Option Sale, and if the Stage Three Bass Put Option Sale is consummated the Stage Three Bass Put Option shall be extinguished and there shall be no further Stage Three Bass Put Option. If the purchase price pursuant to the Stage Three Bass

Put Option Sale consists in whole or in part of consideration other than cash, and Bass sells shares of Common Stock pursuant thereto, then, at Bass' election, TRC shall at the closing of the Stage Three Bass Put Option Sale purchase from Bass Bass' portion of such non-cash consideration for an amount in cash or publicly traded securities (not subject to resale restrictions applicable to Bass) equal to the then present value of Bass' portion of such non-cash consideration.

     At any time during the Stage Three Bass Waiting Period, TRC may contract to sell substantially all of its assets or to merge, consolidate or enter into any other business combination with another entity in a transaction wherein the Stockholders will receive consideration for their shares of Common Stock in a manner similar to that in a sale of stock. In such event, Smith and Bass shall cooperate fully to effect such transaction. If the consideration to be received by Bass in connection with such a transaction consists in whole or in part of consideration other than cash, then, at Bass' election, TRC shall at the closing of such transaction pay or otherwise arrange for the payment to Bass of an amount in cash or publicly traded securities (not subject to resale restrictions applicable to Bass) equal to the then present value of Bass' proportionate share of such non-cash consideration. Upon the consummation of such event during the Stage Three Bass Waiting

Period, the Stage Three Bass Put Option shall be extinguished and there shall be no further Stage Three Bass Put Option.

     (d) If within the thirty (30) day period following the determination of the Fair Market Value in accordance with Section 4.5(b) above, HI has not begun actively to pursue a Stage Three Bass Put Option Sale or TRC has not begun actively to pursue a sale of assets or business combination as described above, the closing of the purchase upon exercise of the Stage Three Bass Put Option shall be held at the offices of TRC in Memphis, Tennessee forty (40) days after the determination of the Fair Market Value in accordance with Section 4.5(b) above, or at such other place or such other time (no later than sixty (60) days after such determination) as TRC and Bass shall select. If HI or TRC, as the case may be, does not succeed within the Stage Three Bass Waiting Period in closing a Stage Three Bass Put Option Sale or a sale of assets or business combination as described above, then the closing of the purchase upon exercise of the Stage Three Bass Put Option shall be held at the offices of TRC in Memphis, Tennessee ten (10) days after the expiration of the Stage Three Bass Waiting Period, or at such other place or at such other time (no more than thirty (30) days after the expiration of the Stage Three Bass Waiting Period) as TRC and Bass shall select. At such closing, Bass shall deliver a certificate or certificates representing its shares of Common Stock duly endorsed for transfer to TRC together with full warranties of title and a written representation that Bass owns such shares free and clear of any liens, claims or encumbrances except as may be created by this Agreement. At closing, Bass shall receive the purchase price from TRC in immediately available funds. No person other than TRC shall have any obligation or liability to pay any portion of the purchase price under the Stage Three Bass Put Option.


                                  SECTION 5
                 RESTRICTIONS AND RIGHTS ON TRANSFER OF COMMON STOCK

SECTION 5.1.   TWO YEAR RESTRICTION, RIGHT OF FIRST REFUSAL AND PROCEDURES.

     (a) Until the expiration of two (2) years from the date of this Agreement (the "Two Year Restriction Period") no Stockholder may sell, transfer, pledge or otherwise encumber any Common Stock to any person without the prior written consent of TRC reflecting the unanimous approval of all members of the TRC Board. Notwithstanding the above, any Stockholder may during the Two Year Restriction Period or afterwards (i) sell or transfer his or its shares of Common Stock in any transaction described in Section 5.9(ii) or 5.9(vii) below, or (ii) pledge his or its shares of Common Stock (a) to TRC pursuant to the Value Guaranty Agreement of even date herewith between Smith and TRC, or (b) to secure or otherwise guarantee the purchase by TRC of the Primary Option Shares upon exercise of the Primary Option; provided that in the case of any such pledge described in this subsection
(ii)(b) such Stockholder shall first have made the offers hereinafter described in Section 5.7 and such offers shall not have been accepted.

     (b) After the expiration of the Two Year Restriction Period and in the event Stage Three has not commenced, no Stockholder (or in the event Stage Three has commenced, no Stockholder other than HI) shall sell or transfer any Common Stock, except as provided in Section 5.9, unless the Stockholder desiring to make the sale or transfer (the "Transferring Stockholder") shall have first made the offers to sell hereinafter described in Section 5.2 and such offers shall not have been accepted in their entirety. Any sale, except a sale permitted under Section 5.9, shall be for a consideration paid exclusively in money, whether as cash at closing or on a deferred basis.

     (c) After the expiration of the Two Year Restriction Period and in the event Stage Three has not commenced, no Stockholder (or in the event Stage Three has commenced, no Stockholder other than HI) shall pledge or otherwise encumber any Common Stock, except as provided in Sections 5.9, unless the Stockholder desiring to make the pledge or encumbrance (the

"Transferring Stockholder") shall have first made the offers hereinafter described in Section 5.7 and such offers shall not have been accepted.

SECTION 5.2.  FIRST REFUSAL OFFER IN THE CASE OF A PROPOSED SALE.

     Subject to Section 5.1 above, if the Transferring Stockholder desires to sell or transfer shares to another Stockholder or to a third party, the Transferring Stockholder shall first make an offer to sell all of the shares that it desires to sell or transfer (but not less than all of such shares) to TRC or the other Stockholders or both for the purchase price per share and on the terms hereinafter set forth. This offer shall be in writing and shall specify the nature of the sale or transfer in which the Transferring Stockholder desires to engage, including the name or names of the other party or parties to such proposed transaction and the purchase price and payment terms. TRC shall have the first opportunity to respond to the Transferring Stockholder's offer. TRC may accept the offer as to all of the shares, or may accept the offer as to less than all of the shares provided the other Stockholders accept the offer as to all of the remainder of the offered shares. If TRC rejects the offer or fails to accept the offer in writing within thirty (30) days after receipt thereof, or if TRC elects to purchase some but not all of the shares of Common Stock offered by the

Transferring Stockholder, then the Transferring Stockholder shall, within five (5) days, make an offer (i) in the event State Three has commenced, to HI or, (ii) in the event Stage Three has not commenced, to HI and the other Stockholders, to sell all of such shares of Common Stock that TRC did not elect to purchase (but not less than all of such shares) for the purchase price per share and on the terms hereinafter set forth. The other Stockholders shall have a period of sixty (60) days during which to respond to such offer to them. If all of the shares of Common Stock offered by the Transferring Stockholder are not accepted for purchase by TRC or such offeree Stockholders or both, then all such shares shall be released from the restrictions contained in Section 5.1(b) hereof as provided in Section 5.8 below. If more than one Stockholder elects to purchase, the purchasing Stockholders shall participate pro rata in the purchase, such that the total number of shares of Common Stock to be purchased by a participating Stockholder shall bear to the total number of shares being purchased by all participating Stockholders the same relation as the number of shares of Common Stock owned by such participating Stockholder bears to the total number of shares of Common Stock owned by all Stockholders participating in the purchase, and the number of shares to be purchased by each participating Stockholder shall be rounded to the nearest whole number. For example, if Stockholder A, who owns 10 shares prior to the purchase, and Stockholder B, who owns 25 shares prior to the purchase, both were to participate in the purchase of 50 shares of Common Stock of the Transferring Stockholder, Stockholder A would be entitled to purchase 14 (14.25/50 = 10/35) of such shares, and Stockholder B would be entitled to purchase 36 (35.75/50 = 25/35) of such shares.

SECTION 5.3. PURCHASE BY TRC; FIRST REFUSAL OPTION COMMITTEE.

     (a) If a Transferring Stockholder offers to sell its Common Stock to TRC pursuant to Section 5.2, then the Transferring Stockholder agrees to take all action in its power necessary to enable TRC to complete such purchase, including without limitation, to vote its shares of Common Stock that are offered for sale in accordance with the vote of the majority of shares of Common Stock cast by the other Stockholders at any meeting of stockholders of TRC to approve any corporate action that may be required to be taken by TRC or its officers or directors in order to enable TRC to accept the offer and purchase any or all of the shares of Common Stock offered by the Transferring Stockholder.

     (b) Simultaneously with the execution and delivery hereof, the TRC Board has by resolution established the First Refusal Option Committee of the TRC Board (the "First Refusal Option Committee") with exclusive authority to exercise any option of first refusal available to TRC pursuant to this Section 5 and to take such other actions as may be required to enable TRC to consummate the transactions necessary in connection therewith, including without limitation Significant Director Actions (as defined in the bylaws of TRC). The First Refusal Option Committee shall at all times consist of the director(s) of the TRC Board other than the director(s) designated by the Transferring Stockholder or its transferees. Any action taken by the First Refusal Option Committee shall require the unanimous vote of all of the members thereof. A copy of such resolution of the TRC Board is attached hereto as Exhibit 5.3.

SECTION 5.4. PURCHASE PRICE AND TERMS.

     The purchase price for each share of Common Stock sold pursuant to
Section 5.2 and the terms of payment therefor, shall be the same as the purchase price and terms of payment set forth in the offer made to the Transferring Stockholder, except that (i) neither TRC or HI shall be required to grant any security interest or provide any collateral to assure payment of a deferred purchase price, if any, other than a pledge of the shares purchased, and (ii) if the consideration to be paid to the Transferring Stockholder consists in whole or in part of property (rather than cash), the purchaser(s) may transfer cash or other property of equivalent value to the Transferring Stockholder in payment for his or its shares.

SECTION 5.5. ACCEPTANCE OF OFFERS.

     Any offer may be accepted within the time provided for acceptance of such offer in Section 5.2 hereof by giving written notice of acceptance to the person making the offer. An offer shall be deemed to be rejected unless written notice of acceptance of the offer has been received by the person making the offer prior to the expiration of the time for acceptance set forth in Section 5.2.

SECTION 5.6. CLOSING OF PURCHASE.

     If all of the shares of Common Stock included in the offers made by the Transferring Stockholder pursuant to Section 5.2 are accepted for purchase, then such shares shall be sold by the Transferring Stockholder to TRC, the other Stockholders, or any combination thereof, as the case may be, accepting such offers. The closing of the purchase or purchases shall take place no later than thirty (30) days after the date of the notice of the last acceptance of an offer made pursuant to Section 5.2 at the principal office of TRC or at such other place as the Transferring Stockholder and the purchasers may agree. The purchase price for all shares of Common Stock sold pursuant to Section 5.2 hereof shall be paid in accordance with the terms for payment determined as set forth in Section 5.4 above. The Transferring Stockholder shall represent and warrant to the purchaser(s) that it is conveying title to such shares, with full warranties of title, free and clear of any liens, claims, or encumbrances except as may be created by this Agreement.

SECTION 5.7.   FIRST REFUSAL OFFER IN THE CASE OF A PROPOSED PLEDGE OR
               ENCUMBRANCE.

     If, during the period described in Section 5.1(c), the Transferring Stockholder desires to pledge or otherwise encumber shares of Common Stock to another Stockholder or to a third party, the Transferring Stockholder shall first make an offer to TRC and the other Stockholders or both to allow such offerees or any combination thereof to perform the obligations of the proposed pledgee to the Transferring Stockholder in connection with which the Transferring Stockholder's shares of Common Stock are proposed to be pledged or encumbered, on the same terms and conditions as such obligations would be performed by the proposed pledgee. A first refusal offer made pursuant to this Section 5.7 shall be subject to the same procedural requirements as are applicable to a first refusal offer made pursuant to Section 5.2, including without limitation all time limitations, except that (i) references to the terms "purchase price" and "payment terms" shall be deemed to mean terms of the proposed pledge or encumbrance and the underlying obligations of the proposed pledgee, and (ii) whenever a first refusal offer is made pursuant to this Section 5.7 regarding a pledge or encumbrance proposed to be made in connection with the exercise of a first refusal option under Section
5.2 hereof or in connection with the exercise of the Primary Option, then the time limits applicable to the first refusal offer made under this Section 5.7 shall be reduced by fifty (50) percent.

SECTION 5.8. EFFECT OF FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL; OBLIGATIONS OF TRANSFEREE.

     If fewer than all of the shares of Common Stock included in the first refusal offer made by the Transferring Stockholder pursuant to Section 5.2 above are accepted for purchase by TRC and the Stockholders (or if, in the case of a first refusal offer made pursuant to Section 5.7 involving a pledge or encumbrance of shares, fewer than all of the shares included in such first refusal offer are accepted for pledge to TRC or the Stockholders or both), then all of the shares included in such first refusal offer shall be released from the first refusal restrictions set forth in Section 5.1(b) or (c). Upon the release of the shares of Common Stock desired to be sold, transferred, pledged or encumbered by the Transferring Stockholder from the first refusal restrictions set forth in Section 5.1(b) or (c), the Transferring Stockholder may consummate the sale, transfer, pledge or encumbrance of such shares as set forth in its offer described in Section 5.2 or Section 5.7, as the case may be, to such described third party or parties and on the terms and conditions therein described.

Any shares transferred to any Stockholder or any third party pursuant to the terms of this Section 5 shall remain subject to all of the terms and conditions of this Agreement and shall be treated in the hands of the transferee for purposes of this Agreement exactly as they would have been treated if in the hands of the Transferring Stockholder, including without limitation, with respect to all rights and options granted by this Agreement; provided, however, that any rights or obligations in this Agreement that are personal to Smith, HI or Bass shall not apply to such other transferee. Any third party or parties purchasing shares of Common Stock pursuant to this Agreement shall be required to execute a counterpart of this Agreement. If a Transferring Stockholder shall fail to complete the proposed sale, transfer, pledge or encumbrance within fifty-five (55) days following the expiration of the time provided in this Agreement for acceptance of the final first refusal offer made pursuant to Section 5.2 or Section 5.7, then such shares of Common Stock shall again be subject to all of the first refusal restrictions of
Section 5.1(b) or (c).

SECTION 5.9.  EXCEPTIONS.

     Notwithstanding the restrictions on sales, transfers, pledges or encumbrances of shares of Common Stock contained in the Sections 5.1(b) and
(c) above, the following transfers shall be permitted:

          (i) Provided such transfer shall not constitute an arms-length transfer for value, any individual Stockholder shall have the right to sell, give or otherwise transfer his shares of Common Stock to his spouse or lineal descendants, any trust for his benefit or the benefit of his spouse or lineal descendants, any partnership in which all interests are held by such individual Stockholder or his spouse or lineal descendants (or any trust for the benefit of such persons) or any corporation in which such Stockholder is the direct or beneficial owner of one hundred (100) percent of the issued and outstanding stock; provided, however, that (A) any such trust or partnership shall have no terms inconsistent with the obligations of a Stockholder under this Agreement, (B) each of the trustees of any such trust, partners of any such partnership and directors of any such corporation acquiring any such Common Stock shall agree in writing with TRC that no interest in such trust or partnership or shares in such corporation may be transferred to any person other than such individual Stockholder or his spouse or lineal descendants or a trust for their benefit, and (C) TRC shall receive an opinion of counsel satisfactory to TRC that each of such agreements and this Agreement is valid and enforceable according to its terms with respect to the shares of Common Stock transferred to such trust, partnership or corporation.

          (ii) Any individual Stockholder's shares of Common Stock may be transferred to his personal representative upon his death for purposes of administration of his estate or upon his incompetency for purposes of the protection and management of his assets; but such personal representative may not transfer such shares other than as provided in this Section 5.

          (iii) Any Stockholder may transfer his or its shares of Common Stock to any person pursuant to a sale in connection with a Public Offering under the Securities Act in accordance with
                Section 7.1 or Section 7.2 of this Agreement.

          (iv) Provided such transfer shall not constitute an arms-length transfer for value, Bass may transfer its shares of Common Stock to any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Bass (on the condition precedent that Bass and such affiliated entity agree in writing with TRC, if requested by TRC or any Stockholder, to maintain such relationship with Bass).

          (v) HI, during the time that Section 5 first refusal restrictions are applicable to shares of Common Stock held by it, may transfer its shares of Common Stock (A) to its parent corporation or to any wholly-owned subsidiary of HI or of such parent corporation (on the condition precedent that such parent corporation agrees in writing with TRC, if requested by TRC or any Stockholder, to maintain such transferee as a direct or indirect wholly-owned subsidiary of such parent corporation); or (B) in connection with (x) its acquisition by merger or consolidation with another person, or (y) the acquisition by another person of substantially all of the business, properties or assets of HI.

          (vi)  Any transfer pursuant to Section 5.10 below.

          (vii) Any sale or transfer of shares pursuant to the exercise of the Primary Option, the Stage One Smith Put Option, the Stage One Smith Call

                Option, the Stage One Bass Put Option, the Stage Three Smith Put Option, the Stage Three Bass Put Option, any option to buy or sell shares of Common Stock pursuant to Section 6 of this Agreement, or any option to buy or sell shares of Common Stock pursuant to the Stockholder Employment Agreements.

     In the event of the transfer of Common Stock pursuant to this Section
5.9 (other than Subsection 5.9(iii)), the shares of stock so transferred shall remain subject to the terms and conditions of this Agreement and shall be treated in the hands of the transferee for purpose of this Agreement exactly as they would have been treated if in the hands of the transferor, including without limitation, with respect to all rights and options granted by this Agreement. The transferee of such shares shall be required to execute a counterpart of this Agreement.

SECTION 5.10. TAG ALONG RIGHTS.

     Except in connection with transfers made pursuant to Section 5.9(i),
(ii), (iii), (iv), (v), or (vii) above, in the event any Stockholder (other than Irons or Lambert) at any time reaches an agreement with any person by which such Stockholder will transfer to such person shares of Common Stock (in accordance with the terms of this Agreement), the other

Stockholders (other than Irons or Lambert) shall be given written notice of such proposed transaction and the option to elect in writing within ten (10) days of such notice to participate pro rata in such transfer (on the terms established) such that the total number of shares of Common Stock to be transferred by a participating Stockholder (rounded to the nearest whole number) shall bear to the total number of shares to be transferred the same relation as the number of shares of Common Stock owned by such participating Stockholder bears to the total number of shares of Common Stock owned by all Stockholders participating in the transfer. In the event of such election, such Stockholders must comply with the terms of such transaction.

                                   SECTION 6

                                BUY-SELL OPTIONS

SECTION 6.1. MANNER OF OFFER.

     At any time after the commencement of Stage Two, Smith, Bass, or HI (the "Option Stockholders") may offer to the other Option Stockholders both to sell all of the offeror's shares of Common Stock and to buy all of the offerees' shares of Common Stock. Such offer must be in writing and must contain the following:

  (i) a statement of intention to make an offer under this Section 6.1;

 (ii) a statement that the purchase price per share of the shares of Common Stock subject to the offer shall be the Fair Market Value determined as of the last day of the month immediately preceding the offer, or such greater amount as may be selected by the offeror; provided, however, that at any time after the determination of the Fair Market Value of Common Stock subject to an offer made hereunder and prior to the closing of a purchase hereunder, the offeror may elect not to go forward with its offers to buy or sell, and the offers shall be deemed not to have been made;

(iii) a statement that the purchase price of the shares of Common Stock subject to the offer shall be payable in immediately available funds at closing; and

 (iv) a statement that such offer is both an offer to sell all the shares of Common Stock owned by the offeror and an offer to buy all the shares of Common Stock owned by the offerees.

SECTION 6.2. TERM OF OFFER; FAILURE TO EXERCISE EITHER OFFER.

     The offeror's offer shall be irrevocable for the longer of

(i) ninety (90) days, or (ii) the expiration of thirty (30) days after the determination of the purchase price, and the offerees may, on or before the expiration of such longer period accept either the offer to sell or the offer to buy. If either or both offerees fail to accept either the offer to sell or the offer to buy, the offeror shall have the option, but not the obligation, to buy the shares of Common Stock of the non-responding offeree(s) as set forth in Sections 6.3(c), (d) and (e) below.

SECTION 6.3. MANNER OF ACCEPTANCE.

     (a) If both offerees elect to accept the offeror's offer to buy, the offeror must buy, and each offeree must sell to the offeror, all of the shares of Common Stock owned by such selling offeree.

     (b) If both offerees elect to accept the offeror's offer to sell, the offeror must sell all of his shares of Common Stock, and each offeree shall be required to buy from the offeror that portion of the offeror's shares of Common Stock as the number of shares of Common Stock owned by such buying offeree bears to the total number of shares of Common Stock owned by him and the other buying offeree.

     (c) If either, but not both, of the offerees accepts the offeror's offer to sell (either because one offeree accepted the offeror's offer to buy or because one offeree failed to accept either the offeror's offer to buy or the offeror's offer to sell), the offeror must sell all of his shares of Common Stock to the offeree accepting the offer to sell, and the offeror's offer to buy shall become null and void. The offeree accepting the offeror's offer to sell, must buy all of the offeror's shares of Common Stock and must immediately offer (the "Second Offer") to buy all of the shares of Common Stock owned by the other offeree who did not accept the original offeror's offer to sell (the "Second Offeree"). The Second Offer shall be on the same terms as the original offeror's offer to buy. If the Second Offeree fails to accept the Second Offer within five (5) days, the Second Offer shall expire, at which time the maker of the Second Offer shall have the right, exercisable on or before the fifteenth (15th) day after the expiration of such five (5) day period, to buy all of the shares of Common Stock of the Second Offeree, and if such right is exercised, the Second Offeree shall be required to sell, in accordance with the terms of the Second Offer and the provisions of this Section 6.

     (d) If one of the offerees accepts the offeror's offer to buy and the other offeree fails to accept either the offeror's offer to buy or offer to sell, then the offeror shall buy, and the selling offeree shall sell to the offeror, all of the selling offeree's shares of Common Stock. The offeror shall then have the right, exercisable on or before the fifteenth (15th) day after the expiration of the initial option period, to buy all the shares of Common Stock of the non-responding offeree, and if the offeror exercises such right, the non-responding offeree shall be required to sell to the offeror all of his shares of Common Stock in accordance with the terms of the offer and the provisions of this Section 6.

     (e) If neither offeree accepts either of the offeror's offers to sell or to buy within the option period, the offeror shall have the right, exercisable on or before the fifteenth (15th) day after the expiration of the option period, to buy all of the shares of Common Stock of both the non-responding offerees (but not less than all of such shares), and if the offeror exercises such right, the non-responding offerees shall be required to sell such shares to the offeror, in accordance with the terms of the offer and the provisions of this Section 6.

     (f) Examples illustrating the hypothetical situations set forth in
Section 6.3(a) through (e) above are set forth on Exhibit 6.3 hereto.

SECTION 6.4.  ASSIGNMENT OF OPTION.

     Any Stockholder/offeree accepting an offer of the Stockholder/offeror to sell and thereby incurring the obligation to buy shares of Common Stock under this Section 6, shall have the right to assign to TRC the right and obligation to buy such shares from the selling Stockholder on the same terms and conditions as set forth in the original offer from the selling Stockholder, provided each other Stockholder purchasing shares of Common Stock pursuant to Section 6 agrees to such assignment and provided TRC shall have the ability to assume and carry out such assigned rights and obligations.

SECTION 6.5.  CLOSING.

     The closing of any purchase or sale pursuant to this Section 6 shall be held at the time and place and on the date specified by the buyer(s) by written notice to the seller(s), which date shall be on or before the later of (i) forty (40) days after the determination of the Fair Market Value of the shares to be purchased, or (ii) ten (10) days after the date the last such option to purchase or sell has been exercised. At closing the seller(s) shall tender all documents, duly executed, necessary to convey the shares of Common Stock being sold, with full warranties of title and a written representation that such Common Stock is free and clear of any liens, claims or encumbrances, except as may be created by this Agreement, and the buyer(s) shall tender the purchase price therefor in immediately available funds.

                                      SECTION 7

                                  REGISTRATION RIGHTS

SECTION 7.1.  PIGGYBACK REGISTRATION RIGHTS.

     (a) If TRC proposes to file a Registration Statement in connection with a Public Offering (as defined below) other than a Primary Option Public Offering, TRC will provide written notice thereof to the Stockholders at least sixty (60) days prior to the filing of the Registration Statement. For purposes of this Agreement, "Registration Statement" shall mean a registration statement on the appropriate form in order to register shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act") (otherwise than in connection with the registration of shares of Common Stock issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or in a transaction of the type specified in Rule 145(a) under the Securities Act); "Public Offering" shall mean the offering of shares of Common Stock pursuant to a Registration Statement, including a Registration Statement filed pursuant to Section 7.2 hereof; and "Underwriter" or "Underwriters" shall mean, in the case of a Public Offering under Section 7.1, an underwriter selected by TRC or, in the case of a Public Offering initiated under Section 7.2, an underwriter selected by TRC and the

Selling Stockholder, if any, owning the greatest number of shares of Common Stock to be included in the offering. At the written request of any Stockholder delivered to TRC within fifteen (15) days after the receipt of such notice from TRC, which request shall state the number of shares of Common Stock held by such Stockholder that such Stockholder wishes to sell under the Registration Statement (shares of Common Stock held by any Stockholder that are requested to be offered and sold pursuant to this
Section 7.1 together with shares of Common Stock that are requested to be offered and sold pursuant to Section 7.2 are herein referred to as "Registration Shares"), TRC agrees, subject to Section 7.1(b), to use its best efforts to cause all of the Registration Shares to be registered under the Securities Act on such Registration Statement to the extent and under the conditions such registration is permissible under the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

     (b) A Stockholder's right to request TRC to include such Stockholder's Registration Shares in a Public Offering pursuant to Section 7.1(a) is subject to the following conditions. If, in an underwritten Public Offering (whether or not TRC proposes to sell Common Stock), the managing Underwriter(s) thereof advise TRC in writing that in their opinion the number of shares of Common Stock requested to be included in such Public Offering exceeds the number which can reasonably be sold in such Public Offering, TRC will include in such registration (i) first, the shares that TRC proposes to sell, and (ii) second, the Registration Shares that the Stockholders propose to sell pro rata among such Stockholders on the basis of the number of shares of Common Stock held by the Stockholders at the time the Registration Statement is filed.

SECTION 7.2. DEMAND REGISTRATION RIGHTS.

     (a) At any time after any Public Offering of Common Shares has been made, Bass, Smith or HI may, by written notice, request TRC to file on one occasion each a Registration Statement in order to register all (or any portion, as determined by such Stockholder) of the shares of Common Stock owned by such Stockholder for resale pursuant to a Public Offering. Upon receipt of such notice, TRC shall promptly (and in any event within ninety
(90) days) use its best efforts to file such Registration Statement under the Securities Act with respect to such Stockholder's Registration Shares subject to the following:

        (i) If TRC has commenced taking action with respect to any financing, acquisition, reorganization or other transaction or development material to TRC, and in the reasonable and good faith opinion of the TRC Board, filing a Registration Statement would not be in the best interests of TRC, TRC may delay filing the Registration Statement until the earlier of (A) the termination of activities with respect to any such transaction or development, or (B) the consummation or abandonment of any agreement with respect to such transaction or development, or
               (C) one hundred twenty (120) days following TRC's receipt of such Stockholder's notice pursuant to this Section 7.2.

          (ii) If filing a Registration Statement could require TRC to undergo a special interim audit, and in the reasonable and good faith opinion of the TRC Board, the cost of such special interim audit would exceed $50,000, TRC may delay filing a Registration Statement until ninety (90) days after the close of the fiscal year in which the request by such Stockholder for registration of shares of Common Stock is made, unless such Stockholder agrees to reimburse TRC for the cost of such special interim audit.

     In the event that TRC elects to delay filing a Registration Statement in accordance with this Section 7.2, it will promptly notify the requesting Stockholder thereof. The requesting

Stockholder may, within twenty (20) days following receipt of such notice, decide to withdraw its request that TRC file a Registration Statement, in which case the withdrawn request will not count as such Stockholder's exercise of its right to request TRC to file a Registration Statement pursuant to this Section 7.2.

     (b) A Stockholder's right under Section 7.1(a) to request TRC to include such Stockholder's Registration Shares in a Public Offering pursuant to Section 7.2(a) is subject to the following conditions. If, in an underwritten Public Offering (whether or not TRC proposes to sell Common Stock), the managing Underwriter thereof advise TRC in writing that in its opinion the number of shares of Common Stock requested to be included in such Public Offering exceeds the number which can reasonably be sold in such Public Offering, TRC will include in such registration (i) first, the Registration Shares that the initiating Stockholder and the other Stockholders propose to sell pro rata among such Stockholders on the basis of the number of shares of Common Stock held by such Stockholders at the time the Registration Statement is filed, and (ii) second, the shares, if any, that TRC proposes to sell.

     (c) If TRC so requests, it shall not be required to effect a Public Offering under Section 7.2 for a period not to exceed nine (9) months immediately following the date any other Public

Offering was commenced. If any Stockholder initiating a Public Offering under this Section 7.2 so requests, TRC shall not and shall not be required to initiate another Public Offering under either Section 7.1 of Section 7.2 for a period not to exceed ninety (90) days immediately following the date on which such first Public Offering initiated pursuant to this Section 7.2 was commenced.

SECTION 7.3. PROCEDURES.

     Whenever TRC shall include Registration Shares owned by a Stockholder ("Selling Stockholder") in a Registration Statement, TRC shall:

            (i) promptly prepare and file with the Commission a Registration
                Statement on an appropriate form with respect to the Registration Shares (as well as any necessary amendments or supplements thereto), and use its best efforts to cause the Registration Statement to become promptly effective.

           (ii) furnish to each Selling Stockholder copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof prior to filing;

          (iii) notify each Selling Stockholder, promptly after TRC shall receive notice thereof, of the time when the Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of the Registration Statement has been filed;

           (iv) notify each Selling Stockholder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

            (v) advise each Selling Stockholder, after TRC shall receive notice or obtain knowledge thereof, of the issuance of any order by the Commission suspending the effectiveness of any Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

           (vi) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective for the lesser of (A) a period of time necessary to permit each

              Selling Stockholder pursuant to the Registration Statement to dispose of all of such Registration Shares, (B) nine (9) months and (C) the maximum period of time permitted by law to keep effective a registration statement, and comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such Registration Statement during such period in accordance with the intended methods of disposition by each Selling Shareholder set forth in the Registration Statement;

     (vii) use its best efforts to register or qualify such Registration Shares under such other securities or blue sky laws of such jurisdictions as determined by the managing Underwriter after consultation with TRC (or if there is no Underwriter, as determined by TRC) and do any and all other acts and things which may be reasonably necessary or advisable to enable each Selling Stockholder to consummate the disposition in such jurisdictions of the Registration Shares; provided that TRC will not be required (except for the State of Tennessee) to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

     (viii) notify each Selling Stockholder, during any period when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of each Selling Stockholder, prepare a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (ix) use its best efforts to cause all Registration Shares to be listed on at least one securities exchange or the NASDAQ System and comply with the applicable requirements of such exchange or the NASDAQ System and the applicable rules and regulations under the Securities and Exchange Act of 1934;

     (x) provide a transfer agent and registrar for all such Registration Shares not later than the effective date of the Registration Statement;

     (xi) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Selling Stockholder or the Underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of the Registration Shares (including, without limitation, effecting a stock split or a combination of shares);

     (xii) make available for inspection by each Selling Stockholder, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by each Selling Stockholder or such Underwriter, all financial and other records, pertinent corporate documents and properties of TRC, and cause TRC's officers, directors and employees to supply all information reasonably requested by each Selling Stockholder, or an underwriter, attorney, accountant or agent in connection with such Registration Statement;

     (xiii) use its best efforts to cause Registration Shares covered by such Registration Statement to be promptly registered with or approved by such other governmental agencies or authorities as may be necessary to enable each Selling Stockholder to consummate the disposition of such Registration Shares;

     (xiv) obtain a cold comfort letter from TRC's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

     (xv) cause TRC's counsel to provide customary legal opinions in connection with such Registration Statement.

SECTION 7.4.  INDEMNIFICATION.

     TRC will indemnify and hold harmless each Stockholder, the officers, directors, partners and partners of partners of such Stockholder, and each Underwriter of shares of Common Stock sold pursuant to Section 3.9, 7.1 or
7.2 (and any person who controls such Stockholder or any such Underwriter within the meaning of Section 15 of the Securities Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or in any related prospectus, notification or the like and from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based on information furnished in writing to TRC by such Stockholder or such Underwriter expressly for use therein and use in accordance with such writing. Each Stockholder, by acceptance of the registration provisions provided herein, agrees to furnish to TRC such information concerning such Stockholder and the proposed sale or distribution as shall, in the opinion of counsel for TRC, be necessary in connection with any such registration or qualification of any shares of stock proposed to be made pursuant to Section 3.9, 7.1 or 7.2 and to indemnify and hold harmless TRC, its officers and directors, each of its Underwriters and the other Stockholders (and any person who controls TRC or such Underwriters or such other Stockholders within the meaning of Section 15 of the Securities Act and the officers, directors, partners and partners of partners of such Stockholders) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact furnished in writing to TRC by such Stockholder expressly for use in connection with such registration or qualification and used in accordance with such writing and from any omission therefrom or alleged omission therefrom of a material fact needed to be furnished or necessary to make the information furnished not misleading.

     If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to this Section 7.4, the Indemnitee shall promptly give the Indemnifying Party notice thereof. If the Indemnitee does not promptly give this notice, the Indemnifying Party shall not be obligated to provide indemnification hereunder to the extent that the liability for which such indemnification is claimed could have been avoided or mitigated if the Indemnitee had promptly given notice to the Indemnifying Party. The Indemnifying Party may compromise, defend or settle, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

SECTION 7.5. EXPENSES.

     TRC shall pay all of the expenses in connection with a

Public Offering in which a Selling Stockholder participates in accordance with Section 7.1 or 7.2, including, without limitation, costs of complying with federal and state securities laws and regulations, attorneys' and accounting fees of TRC, printing expenses and federal and state filing fees, except that transfer taxes, underwriting commissions, fees and expenses incurred by the Selling Stockholders and fees and disbursements of counsel (if any) to the Selling Stockholders will be borne by the Selling Stockholders.


                                   SECTION 8

                                 MISCELLANEOUS

SECTION 8.1.  ISSUANCE OF ADDITIONAL COMMON STOCK.

     Except in connection with a Public Offering initiated by TRC described in Sections 3.9 or 7.1 hereof, TRC agrees not to issue, and the Stockholders agree not to cause TRC to issue, additional shares of Common Stock to any persons or entities who are not parties to this Agreement unless (i) such issuance is in accordance with the Bylaws of TRC, (ii) such persons agree in writing to be bound by the terms and conditions of this Agreement, and (iii) the stock certificates representing such shares bear the legend set forth in
Section 8.6 of this Agreement, with such additions or deletions as may be determined appropriate by counsel to TRC.

SECTION 8.2.  NEW STOCKHOLDERS.

     Any shares of Common Stock transferred by a Stockholder to a person or entity not presently a party to this Agreement (except with respect to transfers pursuant to a Public Offering) shall remain subject to the terms, conditions and restrictions of this Agreement.

SECTION 8.3.  SPECIFIC PERFORMANCE.

     In any action or proceeding to enforce the provisions of this Agreement, any person (including TRC) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The provisions of this Section 8.3, however, shall not prevent any party from seeking a remedy at law in connection with any breach of this Agreement.

SECTION 8.4.  NOTICES.

     Any and all notices, designations, consents, offers, acceptances, or any other communications provided for in this Agreement shall be given in writing by personal delivery or by telegram, telex, air courier, or registered or certified mail which shall be addressed, in the case of TRC or any corporate Stockholder, to its principal executive office to the attention of the Secretary, and in the case of an individual Stockholder to his residence address or such other address as may be designated by such person. All notices hereunder shall be deemed to have been given on the date received; provided that with respect to any notices given by registered or certified mail, such notices shall be deemed to have been given on the third (3rd) business day following mailing of such notices by certified or registered mail.

SECTION 8.5.  AMENDMENTS.

     No change, amendment, or modification of this Agreement shall be valid unless it is in writing and signed by TRC and the holders of at least ninety-five (95) percent of the issued and outstanding Common Stock. In the event of an initial Public Offering (as defined in Section 7.1(a) or Section 3.9), the parties hereto agree not to withhold consent unreasonably to any amendment to this Agreement necessary to effect such Public Offering.

SECTION 8.6.  LEGEND ON STOCK CERTIFICATES.

     Upon the execution of this Agreement, the certificates representing the shares of Common Stock subject hereto shall be surrendered to TRC and endorsed substantially as follows:

          "The shares represented by this certificate are subject to the provisions contained in a Stockholders Agreement dated the 21 day of November, 1985, between and among TRC and the holders of Common Stock thereof, a copy of which is on file in the office of TRC. No transfer or encumbrance of the shares represented hereby may be made except in accordance with such Agreement."

After endorsement, the certificates shall be returned to the Stockholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of such Common Stock. All certificates for Common Stock hereinafter newly issued or transferred shall bear the same endorsement, unless such endorsement is inapplicable with respect to such shares pursuant to the terms of this Agreement. At such time as the restrictions of this Agreement cease to apply to any shares of Common Stock, the certificates representing such shares may be surrendered to TRC for removal of the above endorsement and, if necessary, new certificates shall be issued in replacement thereof.

SECTION 8.7.  WAIVERS.

     Nothing contained in this Agreement shall prevent the waiver of the provisions of this Agreement by the parties hereto. No party to this Agreement, however, shall be deemed to have waived any of its rights under this Agreement unless such waiver shall be in writing and signed by such party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

SECTION 8.8. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

SECTION 8.9.  BENEFIT AND ASSIGNMENT.

     All of the terms, covenants, agreements and conditions contained in this Agreement shall be binding upon and inure to the benefit of all of the parties hereto, and their respective heirs, executors, administrators, successors and permitted assigns. Other than as provided herein, no party hereto shall have the right to assign any of its rights and obligations under this Agreement without the prior written consent of each of the other parties.

SECTION 8.10.  GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

SECTION 8.11.  CONFLICT WITH BY-LAWS.

     In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Bylaws of TRC, the terms and provisions of this Agreement shall control.

SECTION 8.12.  GENDER.

     As used in this Agreement, the masculine or neuter gender shall be construed to mean the masculine, feminine or neuter gender, as appropriate.

SECTION 8.13.  COMPLIANCE WITH SECURITIES LAWS.

     Any transfer of shares of Common Stock otherwise permitted or required by this Agreement shall be in compliance with applicable state and federal securities laws, and TRC may require an opinion of counsel of the transferor as to such compliance.

SECTION 8.14.  IRONS AND LAMBERT SHARES.

     (a) For purposes of this Agreement, the "FMV Shares" at any time are the "Employment Shares" which, at the time of determination, are "vested" (as such terms are defined in the Employment Agreements of even date herewith between TRC, on the one hand, and Lambert and Irons, on the other hand (the "Stockholder Employment Agreements")) and which TRC has the right to purchase pursuant to Paragraph 4(g) of the Stockholder Employment Agreements.

     (b) In the event of any Voluntary Termination (as defined in the Stockholder Employment Agreements) prior to July 1, 1988 of either Lambert or Irons, Smith will (irrespective of TRC's exercise or decision not to exercise the right to purchase the FMV Shares of Lambert or Irons, as the case may be, pursuant to Paragraph 4(g) of the Stockholder Employment Agreements) within sixty (60) days after such Voluntary Termination do one of the following (at Smith's election): (i) pay cash to TRC in an amount equal to the Fair Market Value (as defined in and determined pursuant to, the Stockholder Employment Agreements) of the FMV Shares of Lambert or Irons, as the case may be; (ii) transfer to each of HI and Bass (for a purchase price of $.01 per share) a number of shares of Common Stock equal to one-third of the number of the FMV Shares of Lambert or Irons, as the case may be; or (iii) deliver to TRC any combination of cash pursuant to clause (i) and shares pursuant to clause (ii) above.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


Attest                                 TENNESSEE RESTAURANT COMPANY


/s/ [Illegible]                        By:  /s/ D. N. Smith
---------------------------               -------------------------------
Secretary                                 President

    [CORPORATE SEAL]

                                       STOCKHOLDERS:

Attest:                                HOLIDAY INNS, INC.

/s/ Vincent De Young                   By: /s/ C. H. Norville
---------------------------               ------------------------------
Assistant Secretary                       Title: Vice President
                                                ------------------------
    [CORPORATE SEAL]



                      (Signatures continued next page)

                               EXHIBIT 2.4

           Forms of Irrevocable Limited Proxies to Smith and Bass

                  IRREVOCABLE LIMITED PROXY TO SMITH

     The capitalized terms used herein, unless otherwise indicated, shall have the same meanings assigned to such terms in that certain Stockholders Agreement, dated November ___, 1985, by and among Tennessee Restaurant Company ("TRC") and its stockholders (the "Stockholders Agreement").

     Pursuant to Section 212 of the General Corporation Law of the State of Delaware, HI hereby grants to Donald N. Smith (the "Proxy Holder") an irrevocable limited proxy to vote (which shall include the right to take part in and consent to any stockholder action), in the absolute discretion of the Proxy Holder, at any duly convened meeting of the stockholders of TRC or in any consent action of stockholders of TRC, 13,400 shares of the Common Stock of TRC that the undersigned would otherwise be entitled to vote, with respect to any matter submitted to a vote of the stockholders of TRC or any matter submitted to a vote of the stockholders of TRC or any matter that is the subject of a consent action; provided, however, that this irrevocable limited proxy expressly does not apply to, or entitle the Proxy Holder to vote with respect to, the election to or removal from office of the chairman or chief executive officer of TRC.

     This irrevocable limited proxy shall expire on the earliest of (i) November ___, 1995, (ii) the commencement of Stage Two or Stage Three, (iii) the termination for any reason of the Proxy Holder as chairman or chief executive officer of TRC prior to the commencement of Stage Two or Stage Three, or (iv) the termination of the Stockholders Agreement.

     This irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and shall be and remain in full force and effect until its expiration in accordance with the terms hereof. This irrevocable limited proxy may not be assigned by the Proxy Holder to any person.

     IN WITNESS WHEREOF, the undersigned has caused this irrevocable limited proxy to be executed and delivered by its duly authorized officer this ___ day of November, 1985.

                                      HOLIDAY INNS, INC.



                                      By:
                                         ------------------------------------
                                      Title:
                                            ---------------------------------

Sworn to and subscribed
before me this ____
day of November, 1985.



-----------------------------------
Notary Public

My commission expires:



-----------------------------------
Witness

                       IRREVOCABLE LIMITED PROXY TO BASS


     The capitalized terms used herein, unless otherwise indicated, shall have the same meanings assigned to such terms in that certain Stockholders Agreement, dated November __, 1985, by and among Tennessee Restaurant Company ("TRC") and its stockholders (the "Stockholders Agreement").

     Pursuant to Section 212 of the General Corporation Law of the State of Delaware, HI hereby grants to Bass Investment Limited Partnership (the "Proxy Holder") an irrevocable limited proxy to vote (which shall include the right to take part in and consent to any stockholder action), in the absolute discretion of the Proxy Holder, at any duly convened meeting of the stockholders of TRC, or in any consent action of stockholders of TRC, 13,400 shares of the Common Stock of TRC that the undersigned would otherwise be entitled to vote, with respect to any matter submitted to a vote of the stockholders of TRC or any matter that is the subject of a consent action; provided, however, that this irrevocable limited proxy expressly does not apply to, or entitle the Proxy Holder to vote with respect to, the election to or removal from office of the chairman or chief executive officer of TRC.

     This irrevocable limited proxy shall expire on the earliest of (i) November 1, 1995, (ii) the commencement of Stage Two or Stage Three, or (iii) the termination of the Stockholders Agreement.

     This irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and shall be and remain in full force and effect until its expiration in accordance with the terms hereof. This irrevocable limited proxy may not be assigned by the Proxy Holder to any person.

     IN WITNESS WHEREOF, the undersigned has caused this irrevocable limited proxy to be executed and delivered by its duly authorized officer this ____ day of November, 1985.


                                       HOLIDAY INNS, INC.


                                       By:
                                          ---------------------------
                                       Title:
                                             ------------------------


Sworn to and subscribed
before me this ______
day of November, 1985.


--------------------------------
Notary Public

My commission expires:



--------------------------------
Witness

                                 EXHIBIT 3.7

              Resolution Establishing Primary Option Committee

     WHEREAS, the Corporation and its stockholders have entered into a Stockholders Agreement dated November ___, 1985 (the "Stockholders Agreement"); and

     WHEREAS, Section 3.7 of the Stockholders Agreement contemplates the establishment of a committee of the Board of Directors of the Corporation to be known as the Primary Option Committee;

     NOW THEREFORE, BE IT RESOLVED, that there be and hereby is established a committee of the Board of Directors of the Corporation to be known as the Primary Option Committee which shall consist at all times of the director(s) of the Corporation other than the director(s) designated by the holder(s) of the Class H Stock, as defined in the Stockholders Agreement, or by Holiday Inns, Inc. The Primary Option Committee shall have the exclusive authority to exercise the Primary Option, as defined in the Stockholders Agreement, and to take such other actions (including without limitation Significant Director Actions, as defined in the Bylaws of the Corporation) as may be required to enable the Corporation to consummate the purchase of the Primary Option Shares, as defined in the Stockholders Agreement, in accordance with the Stockholders Agreement, including without limitation Section 3.8 thereof. Any action taken by the Primary Option Committee shall require the unanimous vote of all of the members thereof.

                               EXHIBIT 4.2

       Resolution Establishing Stage One Smith Call Option Committee

     WHEREAS, the Corporation and its stockholders have entered into a Stockholders Agreement dated November ___, 1985 (the "Stockholders Agreement"); and

     WHEREAS, Section 4.2 of the Stockholders Agreement contemplates the establishment of a committee of the Board of Directors of the Corporation to be known as the Stage One Smith Call Option Committee;

     NOW THEREFORE, BE IT RESOLVED, that there be and hereby is established a committee of the Board of Directors of the Corporation to be known as the Stage One Smith Call Option Committee which shall consist at all times of the director(s) of the Corporation designated by the holder(s) of the Class H Stock, as defined in the Stockholders Agreement. The Stage One Smith Call Option Committee shall have the exclusive authority to exercise the Stage One Smith Call Option, as defined in the Stockholders Agreement, and to take such other actions (other than Significant Director Actions, as defined in the Bylaws of the Corporation) as may be required to enable the Corporation to consummate the purchase of the Class S Stock, as defined in the Stockholders Agreement, pursuant to the exercise of the Stage One Smith Call Option.

                                EXHIBIT 5.3

             Resolution Establishing First Refusal Option Committee

     WHEREAS, the Corporation and its stockholders have entered into a Stockholders Agreement dated November ___, 1985 (the "Stockholders Agreement"); and

     WHEREAS, Section 5.3 of the Stockholders Agreement contemplates the establishment of a committee of the Board of Directors of the Corporation to be known as the First Refusal Option Committee;

     NOW THEREFORE, BE IT RESOLVED, that there be and hereby is established a committee of the Board of Directors of the Corporation to be known as the First Refusal Option Committee which shall consist at all times of the director(s) of the Corporation other than the director(s) designated by the Transferring Stockholder, as defined in the Stockholders Agreement, or its transferees. The First Refusal Option Committee shall have the exclusive authority to exercise any option of first refusal available to the Corporation pursuant to Section 5 of the Stockholders Agreement and to take such other actions (including without limitation Significant Director Actions, as defined in the Bylaws of the Corporation) as may be required to enable the Corporation to consummate the transactions necessary in connection therewith. Any action taken by the First Refusal Option Committee shall require the unanimous vote of all of the members thereof.

                                EXHIBIT 6.3

                  BUY-SELL OPTION HYPOTHETICAL ILLUSTRATIONS

Assumptions:

     Prior to exercise of any Buy/Sell Option:

     Stockholder X holds 10 shares
     Stockholder Y holds 10 shares
     Stockholder Z holds 10 shares

OFFER AND RESPONSE                        RESULT AFTER EXERCISE
-----------------------------------------------------------------------------

                     Y
                     |                   X would hold 30 shares
a)                   \/ Sell             Y would hold 0 shares
      X ----------- >                    Z would hold 0 shares
         Buy/Sell    /\ Sell
                     |
                     Z

-----------------------------------------------------------------------------

                     Y
                     |                   X would hold 0 shares
b)                   \/ Buy              Y would hold 15 shares
      X ----------- >                    Z would hold 15 shares
         Buy/Sell    /\ Buy
                     |
                     Z

-----------------------------------------------------------------------------

OFFER AND RESPONSE                        RESULT AFTER EXERCISE
-----------------------------------------------------------------------------

                     Y
                     |                   X would hold 0 shares
c)                   \/ Buy              Y would hold 30 shares
      X ----------- >                    Z would hold 0 shares
         Buy/Sell    /\ Sell
                     |
                     Z

                             OR

                     Y
                     |                   X would hold 0 shares
                     \/ Buy              If Y opts to buy Z's 10 shares,
      X ----------- >                       then Y would hold 30
         Buy/Sell    /\ No Response         shares and Z would hold
                     |                      0 shares.
                     Z                   If Y does NOT opt to buy
                                            Z's 10 shares, Y would
                                            own 20 shares and Z would
                                            continue to own 10 shares.

-----------------------------------------------------------------------------

                     Y                   Y would hold 0 shares
                     |
                     \/ Sell             If X opts to buy Z's 10
      X ----------- >                       shares, X would hold 30
         Buy/Sell    /\ No Response         shares and Z would hold
                     |                      0 shares.
                     Z
                                         If X does NOT opt to buy Z's
                                            shares, X would hold 20
                                            shares and Z would continue
                                            to hold 10 shares.

-----------------------------------------------------------------------------

                     Y                   If X opts to buy both Y's
                     |                      10 shares AND Z's 10
                     \/ No Response         shares, X would hold 30
      X ----------- >                       shares and Y and Z would
         Buy/Sell    /\ No Response         each hold 0 shares.
                     |
                     Z                   If X does not opt to buy all
                                            of Y's shares AND all of
                                            Z's shares, X would continue
                                            to own 10 shares and Y and
                                            Z would each continue to
                                            own 10 shares.

-----------------------------------------------------------------------------

                                       BASS INVESTMENT LIMITED PARTNERSHIP

                                       By:  BMA Limited Partnersip,
                                            General Partner


                                          By: /s/ Dort A. Cameron, III
                                             ------------------------------
                                             Dort A. Cameron, III,
                                             General Partner


                                       /s/ D. N. Smith
                                       ------------------------------------
                                       Donald N. Smith


                                       /s/ Leon Irons
                                       ------------------------------------
                                       Leon Irons


                                       /s/ John P. Lambert
                                       ------------------------------------
                                       John P. Lambert

                                       BASS INVESTMENT LIMITED PARTNERSHIP

                                       By:  BMA Limited Partnersip,
                                            General Partner


                                          By: /s/ Dort A. Cameron, III
                                             ------------------------------
                                             Dort A. Cameron, III,
                                             General Partner


                                             /s/ D. N. Smith
                                       ------------------------------------
                                             Donald N. Smith


                                            /s/ Leon Irons
                                       ------------------------------------
                                            Leon Irons


                                            /s/ John P. Lambert
                                       ------------------------------------
                                            John P. Lambert


                                            /s/ Peter M. Joost
                                       ------------------------------------
                                            Peter M. Joost

                                       BASS INVESTMENT LIMITED PARTNERSHIP


                                       By: BMA Limited Partnership,
                                           General Partner


                                           By:  /s/ Dort A. Cameron, III
                                           ------------------------------------
                                                Dort A. Cameron, III,
                                                General Partner


                                                /s/ D. N. Smith
                                           ------------------------------------
                                                Donald N. Smith


                                                /s/ Peter M. Joost
                                           ------------------------------------
                                                Peter M. Joost


                                                /s/ Larry W. Browne
                                           ------------------------------------
                                                Larry Browne